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                                                                  EXHIBIT 10 (c)

                        COMPUTER TASK GROUP, INCORPORATED
                        ---------------------------------

                                DEMAND GRID NOTE
                                ----------------

$65,000,000.00
October 29, 1997
Buffalo, New York

         FOR VALUE RECEIVED, the undersigned, Computer Task Group, Incorporated Stock Employee Compensation Trust, with its principal business address at 200 Theatre Place, Buffalo, New York 14202 ("Borrower"), promises to pay to the order of Computer Task Group, Incorporated ("Lender") in lawful money of the United States, on demand (1) the principal amount of SIXTY FIVE MILLION ($65,000,000.00) DOLLARS, (the "Limiting Principal Amount") or the outstanding principal amount of this Note (the "Outstanding Principal Amount"), if less, (2) interest, calculated on the basis of a 365 day year on the Outstanding Principal Amount from and including the date of this Note to but not including the date the Outstanding Principal Amount is paid in full at a rate per year that shall equal the prime rate of interest charged by Manufacturers and Traders Trust Company; provided, however, that (i) in no event shall such interest be payable at a rate in excess of the maximum rate permitted by applicable law and (ii) solely to the extent necessary to result in such interest not being payable at a rate in excess of such maximum rate, any amount that would be treated as part of such interest under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Lender, shall be refunded to the Borrower, it being the intention of the Lender and the Borrower that such interest not be payable at a rate in excess of such maximum rate and (3) each cost and expense (including, but not limited to, the reasonable fees and disbursements of counsel, whether retained for advice, litigation or any other purpose) incurred by the Lender in endeavoring to (a) collect any of the Outstanding Principal Amount, any interest payable pursuant to this Note and remaining unpaid or any other amount payable by the Borrower to the Lender pursuant to this Note and remaining unpaid, (b) preserve or exercise any right or remedy of the Lender relating to, enforce or realize upon any collateral, subordination, guaranty, endorsement or other security or assurance of payment, whether now existing or hereafter arising, that now or hereafter directly or indirectly secures the payment of or is otherwise now or hereafter directly or indirectly applicable to any of the Outstanding Principal Amount, any such interest or any such other amount or (c) preserve or exercise any right or remedy of the Lender pursuant to this Note.

         This Note is issued by the Borrower to the Lender in connection with a line of credit made available by the Lender to the Borrower (the "Credit"). The Lender may make any loan pursuant to the Credit (individually a "Loan" and collectively "Loans") in reliance upon any oral (including, but not limited to, telephonic), written (including, but not limited to, facsimile) or other request (a "Request") therefor that the Lender in good faith believes to be valid and to have been made on behalf of the Borrower by its trustee. The Credit is available subject to the Lender's continuing review and right of modification, restriction, suspension or termination at any time for any reason. No modification, restriction, suspension or termination of the Credit shall affect the Borrower's obligation to repay the original principal amount of each Loan, the Borrower's obligation to pay interest on the outstanding principal amount of each Loan or any other obligation of the Borrower to the Holder pursuant to this Note or otherwise.

         There shall be payable as principal pursuant to this Note only so much of the Limiting Principal Amount as shall have been advanced by the Lender as a Loan and is outstanding. The Holder shall set forth on the schedule attached to and made a part of this Note or any similar schedule or loan (including, but not limited to, any similar schedule or loan account maintained in computerized records) annotations evidencing (1) the date and original principal amount of each Loan and (2) the date and amount of each payment applied to the Outstanding Principal Amount. Each such annotation shall, in the absence of manifest error, be conclusive and binding upon the Borrower. No failure by the Holder to make and no error by the Holder in making any annotation on such attached schedule or any such similar schedule or loan account shall affect the obligation of the Borrower to repay the principal amount of each Loan, the obligation of the Borrower to pay interest on the outstanding principal amount of each Loan or any other obligation of the Borrower pursuant to this Note.

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         All amounts payable pursuant to this Note and remaining unpaid shall, without any notice, demand, presentment or protest of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by the Borrower), automatically become immediately due if the Borrower commences or has commenced against it any bankruptcy or insolvency proceeding.

         This Note shall be governed by and construed, interpreted and enforced in accordance with the internal law of the State of New York, without regard to principles of conflict of laws.

         All payments of principal and interest under this Note are to be made to the Lender at 800 Delaware Avenue, Buffalo, New York 14209, or at such other address as the Lender may from time to time designate in writing.

                                Computer Task Group, Incorporated Stock Employee Compensation Trust

         By: /s/ Thomas R. Beecher, Jr.
             ----------------------------------------
         Thomas R. Beecher, Jr., as
         Trustee of the Computer Task Group,
         Incorporated Stock Employees
         Compensation Trust

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                        SCHEDULE OF ADVANCE AND PAYMENTS

                  Principal                   Principal  Outstanding
Date              Amount               Amount Principal  Approving
Advanced          Advanced    Date Paid       Paid       Amount        Employee
--------          --------    ---------       ----       ------        --------



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